UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive

San Jose, California 95110

(Address of principal executive offices)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

Mr. Chester Silvestri resigned from the board of directors of Magma Design Automation, Inc. (“Magma”), effective July 20, 2010.

(d) Appointment of New Director

On July 23, 2010, Magma’s board of directors appointed David Sugishita as a Class II director, to serve until Magma’s 2012 annual meeting of stockholders and until his successor is duly elected and qualified. On July 23, 2010, Magma’s board of directors also appointed Mr. Sugishita to the Audit Committee of the board of directors.

Mr. Sugishita has been Chairman of the Board of Atmel Corporation, a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components, since August 2006 and a director of Atmel since February 2004. Mr. Sugishita also serves as a director for Ditech Networks, Inc. and Immersion Corporation. Mr. Sugishita has over 20 years’ experience in the semiconductor high technology sector, working with such companies as Synopsys, Inc. (Senior Vice President, Finance & Operations and Chief Financial Officer) from 1997 to 2000; Actel (Senior Vice President and Chief Financial Officer) from 1995 to 1997; Micro Component Technology (Senior Vice President and Chief Financial Officer) from 1994 to 1995; Applied Materials (Vice President and Corporate Controller) from 1991 to 1994; and National Semiconductor (Vice President, Finance) from 1978 to 1991. Since 2000, Mr. Sugishita has also taken various short-term assignments including Executive Vice President of Special Projects at Peregrine Systems from December 2003 to July 2004 and Executive Vice President and Chief Financial Officer at SONICblue, Inc. from January 2002 to April 2002. Mr. Sugishita holds a Bachelor of Science degree in business administration from San Jose State University and an M.B.A. degree from Santa Clara University.

In connection with Mr. Sugishita’s appointment to the board of directors and pursuant to the automatic grant provisions under Magma’s 2001 Stock Incentive Plan, Magma granted 20,000 restricted stock units, or RSUs, to Mr. Sugishita. Assuming continued service on Magma’s board of directors, the RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the date of grant and the remaining 75% vesting quarterly over a three-year period beginning on the date that is three months after the first anniversary of the date of grant. Mr. Sugishita will also receive an annual retainer for his service on the board of directors and the Audit Committee of the board of directors.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

99.1	Press Release, issued by Magma Design Automation, Inc. on July 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2010

Magma Design Automation, Inc.

By:	/S/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President – Finance and
Chief Financial Officer